EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No.33-93752, No. 333-3624, No. 333-34835 and No. 333-34835-01) and Registration
Statement on Form S-8 (No. 333-3550) of JP Realty, Inc. of our report dated February 4, 1998 appearing on page F-2 of this Form 8-K.




Price Waterhouse LLP
Salt Lake City, Utah
March 3, 1998